Exhibit 99.1

Transcript of Synopsys Inc’s Third Quarter Fiscal Year 2019

Earnings Conference Call held on Wednesday, August 21, 2019

Good afternoon.

I’m happy to report that Synopsys continues to execute very well and delivered excellent Q3 results. Revenue, non-GAAP earnings, and cash flow were all ahead of plan. As a result of Q3 overachievement and broad-based strength, we’re raising guidance for the fiscal year.

These achievements reflect our increased momentum, evident in visibly strong results and outlook, product differentiation and technical strength, and demand for advanced solutions throughout our business. We’re progressing rapidly on our journey towards $4B and beyond, while increasing value with operating margin expansion already visible in our bottom-line results.

Before I discuss the broader landscape, let me say a few words about the U.S.-China situation. The government’s “entities ban” has affected our revenue somewhat. However, even assuming the ban remains in place for the rest of the fiscal year, we’re raising our targets. Given the sensitivity for our customers, we’ll refrain from making any further comments.

We’re confident in our outlook despite the geopolitical and economic backdrop, as global design activity and customer engagements are thriving. AI, Automotive, 5G, IoT, Cloud and the proliferation of Smart Everything are not only growing segments, but are also very competitive, thus requiring the advanced solutions that Synopsys has to offer. After five years of substantial investments, our product platforms are the strongest they’ve ever been, putting us in an ideal position to benefit from the dynamic market trends.

Notably, our new EDA products are winning share, with competitive displacements at leading systems and semiconductor companies. We also had a record quarter with our broad portfolio of IP building blocks. Our IP offering is highly differentiated in driving time-to-market advantages for customers ranging from the largest market-making companies to fast-growing AI start-ups. While investing heavily in both EDA and IP, we’ve also diversified our business and customer base into the high-growth Software Security TAM. Our products and services are increasingly mission-critical for the massive amounts of software that permeates our everyday lives. Our Software Integrity business is now at 10% of overall Synopsys revenue, is profitable, and continues to scale well.

We’ve accomplished all of this while beating our financial objectives and raising our near-term and long-term financial ambitions. Building on our track record and the stability of our recurring revenue model, we’re delivering significant margin expansion and solid double-digit earnings growth.

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From the perspective of our product platforms, let me provide some highlights from the quarter, beginning with EDA. As a result of our intense multi-year innovation push in digital design, including new game-changing products and major updates, our technology is winning benchmarks and driving increased competitive displacements, especially at advanced nodes. This is evident in our results, as revenue growth for digital has accelerated.

In particular, Fusion Compiler continues the strong momentum that began with its launch in November. It has won all head-to-head benchmarks completed to date with consistently better quality-of-results and runtime across multiple applications, be it: mobile, 5G, high-performance computing, data servers, automotive, AI, networking or graphics.

We’ve had several breakthrough competitive wins at noteworthy leading semiconductor companies, including a significant competitive adoption at a leading U.S.-based mobile 5G company. We also won a decisive benchmark at a very large Taiwanese semiconductor company, and achieved a win for 5nm Arm-based hypercomputing designs at a new, well-funded European customer. Also in Q3, the internal IP core group of an international mobile company standardized on Fusion Compiler for all CPU and GPU designs at current and upcoming advanced nodes. A U.S. large-cap systems company has selected Fusion Compiler as its primary platform for digital implementation. Finally, a premier U.S. semiconductor company is aggressively expanding deployment of Fusion Compiler for its mission-critical programs representing more than 95% of its business.

Turning to custom design, Synopsys is gaining share, bolstered by 30+% revenue growth for Custom Compiler over the last four quarters. Our expansion is fueled by key wins in the 5G, AI and server chip markets, including a tier-1 North American server company; We’ve also begun multiple full-flow competitive displacements, including at traditional analog customers, and during the quarter, we won yet another major contract at a large U.S. high-speed communication chip maker. These wins are a result of powerful innovations that are driving 3-5X productivity benefits, especially for advanced node designs, and a unique technical advantage by partnering with our world-class mixed-signal IP team.

Moving now to our Verification Continuum platform, where our early vision and technology strength have led to our #1 market segment position. Verification software growth is strong, reflecting the impact of tight integration of the fastest simulation with static and debug engines on the market. Contributing substantially to this growth are large, influential cloud hyperscalers in North America – notable evidence of the power of our solution.

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Hardware verification is strong as well. For the third year in a row, we stand as the #1 provider in hardware verification overall, as well as in the emulation and FPGA-based prototyping sub-categories.

By delivering the fastest, highest-capacity, and lowest cost-of-ownership solutions, we’re the preferred choice for complex hardware/software designs. Hardware-based systems have broad-based appeal: from large processor companies to market-leading systems houses to emerging companies optimizing their software on hardware that is still in development.

In addition to high secular market demand, we are winning important design slots, and customer adoptions continue to grow substantially. In the first three quarters of this year alone, we added 32 new customers and had 74 repeat orders. This significant broad-based growth has offset a year-over-year decline in hardware revenue from our largest emulation customer, driven by the timing of product shipments. We expect that total hardware revenue this fiscal year will match or even exceed the banner results from last year!

Now to IP, where strong market demand and our unmatched portfolio are driving double-digit growth. Q3 was a record quarter, including the largest single IP order in our history with a prominent U.S. semiconductor company. We expect to deliver a record year as well.

We see especially strong momentum in interface IP – where we are 4-to-5 times larger than our nearest competitor – along with memory and logic IP, where we also lead the market. We’re proud of our long, positive track record of providing early availability of high-quality IP at the key manufacturing processes. This commitment to vital technologies has driven our ongoing success from one IP generation to the next. As an example: our USB titles alone passed $1 billion in cumulative bookings this quarter!

Cloud computing – particularly AI accelerators and hyperscale data centers – is driving substantial growth. Market makers in North America, Europe and Asia-Pacific are adopting IP across our portfolio at a rapid pace. Also strong are processors, particularly machine learning and AI engines for Embedded Vision, driven by top semi and systems companies.

After significant investments to enhance our portfolio for automotive reliability and safety standards, we achieved another important milestone with ISO 9001 certification of our IP Quality Management System, setting the foundation for further growth. Finally, we saw continued strong momentum in mobile, with multi-million-dollar agreements at multiple global leaders.

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Which brings me to Software Integrity, where the combination of rapidly growing market needs and our wide-ranging and evolving portfolio are driving approximately 20% growth this year. We not only offer the broadest portfolio of tools and services, we’re moving to the next level of impact and ease-of-adoption with our new Polaris Software Integrity Platform. Announced in Q2, it’s a cloud-based platform with a compelling integration roadmap for continual roll-outs over the next 18 months. Polaris is drawing positive and growing interest from a wide range of customers: building on the first adoption by a Fortune 500 insurance company in May, we received several new orders in Q3 from customers ranging from financial services to networking to a highly recognized beverage company.

The acquisitions and integration of Black Duck and Cigital have been essential in building the leadership position we have today, as recognized by Gartner and Forrester. Addressing fundamental code quality and security, analyzing and flagging suspect open-source code, and engaging with enterprise customers both technology-up and management-down are enabling high-level strategic relationships.

Renewal rates are up, and we continue to see longer-duration, multi-million-dollar agreements. Building off the current base of more than $300 million in revenue and increasing profitability, we’re enthusiastic about the long-term potential of this business.

In summary, strong execution delivered excellent Q3 results, and we’re raising our annual revenue, non-GAAP earnings, and cash flow guidance. Design activity continues unabated. Our product platforms are the strongest they’ve ever been, and they’re driving technology wins and competitive displacements.

Finally, a sincere thank-you to our employees for their continued commitment to our customers, and to the long-term success of our company.

With that, I’ll turn it over to Trac.

Thanks, Aart.

Good afternoon everyone.

In Q3 we executed another strong quarter, delivering record results for revenue, non-GAAP earnings, and operating cash flow. We also implemented a $100 million buyback, bringing our total repurchases for the year to $229 million.

Further, we continued to expand operating margins, and expect to deliver nearly 300 basis points of expansion for the year, reaching approximately 25% non-GAAP operating margin at the midpoint of guidance.

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We are on-track for another outstanding year, reflecting the strength of the first three quarters and a robust outlook that I will provide shortly.

First, I’ll review our Q3 results. All comparisons are year-over-year unless otherwise stated:

We generated consolidated total revenue of $853 million, or 9% growth, with broad-based strength across both our segments. Semiconductor & System Design revenue was $769 million, while Software Integrity revenue was $84 million.

This quarter, our Semiconductor & System Design segment was bolstered by strong customer demand and the timing of customer pull-downs of our IP products.

EDA software continues to perform very well within the Semiconductor & System Design segment, although EDA hardware revenue declined year-over-year against a strong Q3 in 2018. Despite quarterly hardware variability, we do expect our total hardware business for the year to meet or exceed last year’s record results.

Consolidated total GAAP costs and expenses were $725 million, which includes approximately $19 million in restructuring costs as we work to optimize our resource allocation for sustainable long-term growth. Total non-GAAP costs and expenses were $636 million, resulting in a non-GAAP operating margin of approximately 25.4%.

At the segment level, adjusted operating margins were 27.0% for Semiconductor & System Design, and 10.5% for Software Integrity. Note that certain operating expenses, such as stock-based compensation, amortization of intangibles, and other expenses that are managed at the consolidated level, have not been allocated to our segments.

GAAP earnings per share were 65 cents, and non-GAAP earnings per share were $1.18.

Turning to cash, operating cash flow was $370 million, and we ended the quarter with a cash balance of $687 million, and total debt of $142 million.

Now to our targets, which exclude any revenue in Q4 from companies currently on the government’s Entity List. For fiscal year 2019:

•	Revenue of $3.34 to $3.37 billion;

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•	Total GAAP costs and expenses between $2.82 and $2.852 billion;

•	Total non-GAAP costs and expenses between $2.512 and $2.532 billion;

•	Resulting in a non-GAAP operating margin at the midpoint of approximately 25%;

•	Other income and expenses between minus $4 million and minus $2 million;

•	A non-GAAP normalized tax rate of 16%;

•	Outstanding shares between 153 and 156 million;

•	GAAP earnings of $3.11 to $3.24 per share;

•	Non-GAAP earnings of $4.52 to $4.57 per share;

•	Cash flow from operations of approximately $750 million;

•	And capital expenditures of approximately $230 million, as $40 million in spending was shifted to fiscal 2020 due to project timing.

Now to the targets for the fourth quarter:

•	Revenue between $830 and $860 million;

•	Total GAAP costs and expenses between $701 and $733 million;

•	Total non-GAAP costs and expenses between $630 and $650 million;

•	Other income and expenses between minus $2 million and zero;

•	A non-GAAP normalized tax rate of 16%;

•	Outstanding shares between 153 and 156 million;

•	GAAP earnings of 69 to 82 cents per share; and

•	Non-GAAP earnings of $1.10 to $1.15 per share.

To conclude, our execution through three quarters demonstrates our ability to pursue growth in a variety of macroeconomic conditions, while maintaining focus on our longer-term operating objectives.

We continue to execute very well, both financially and operationally. We are significantly exceeding our beginning-of-year objectives, with high-single-digit revenue growth, substantial operating margin expansion, and solid double-digit EPS growth, and we’ve continued to return a large portion of our free cash flow to shareholders in the form of buybacks.

With the power of our portfolio and business model, we are confident in our ability to deliver sustainable long-term shareholder value.

And with that, I’ll turn it over to the operator for questions.

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[The following Q&A transcript was provided by a third-party service.]

Operator: Our first question comes from Rich Valera with Needham & Company. Please go ahead.

Richard Valera - Analyst, Needham & Co. LLC

Q

Thank you. Maybe just to start off, your tone on the digital side was, perhaps, surprisingly positive. You mentioned that you’ve basically won, I guess, all of your head-to-head benchmarks, which is pretty significant. So, just wanted to sort of get your sort of state of the market there in digital and your thoughts on how that’s going to play out over the next year or two. I think you sort of admittedly came from a position of, perhaps, being behind and obviously invested a lot here. So, just wanted to sort of get your updated thoughts on the digital marketplace.

Aart J. de Geus - Chairman & Co-Chief Executive Officer, Synopsys, Inc.

A

Well, we’ve had the lead position actually for multiple decades. And at any point in time, one has to look at when to make big investments. And over the last few years, we’ve made some very big investments because we had come to the clear conclusion that individual products would gradually start to not get us good results, instead of bringing them together. And so, Fusion Compiler is the prime example for that, where the intersection of synthesis with place-and-route and a few other capabilities is now generating really good results.

And, of course, you have high hopes for such a thing but it’s not until you have actually real results that customers pay attention, and even then they go through benchmarks and then to trying a few blocks and then to gradually institutionalize plan of record utilization over a much broader set of chips. And so, we introduced Fusion Compiler, I believe, last November or so. And so far, the results are truly stellar and we’re making very rapid advances, so that doesn’t mean there’s not a lot of work to be done but it also means that I think we have still better results to deliver because this is the new platform for us.

Richard Valera - Analyst, Needham & Co. LLC

Q

Got it. And then just on Software Integrity, it sounds like you’re seeing what you’d hoped to see with Polaris, which is more sort of larger and longer duration deals but it does look like the growth may have slipped a little bit in the third quarter. I’m assuming that’s just sort of lumpiness and that you still see this as a 20% growth business sort of medium term here?

Aart J. de Geus - Chairman & Co-Chief Executive Officer, Synopsys, Inc.

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A

Yeah, that’s the way we’re looking at it. Of course, from quarter to quarter, it can vary. It is useful that you highlighted Polaris, though, because I’m a strong believer that right now there are so many companies, all dealing with sort of snippets of security all over the place. And for all the large companies, at some point in time, they want to have some more stability in how the Head of IT or the CISO or anybody else who is in charge of all the software in a company to have an ability to not only bottom-up bring productivity because you can destroy productivity if you’re not going after security pretty well. But just as much bring some degree of controllership top-down as to what portions of the code have actually been verified. And so it’s in that context that while the development of Polaris is a multi-year effort and we will gradually bring in more and more of our products, the vision is clearly viewed positively and the first implementation with the Coverity tools is actually doing well.

Richard Valera - Analyst, Needham & Co. LLC

Q

Got it. Thank you very much, Aart.

Aart J. de Geus - Chairman & Co-Chief Executive Officer, Synopsys, Inc.

A

Thank you, Rich.

Operator: Our next question comes from Tom Diffely with D.A. Davidson. Please go ahead.

Thomas Robert Diffely - Analyst, D.A. Davidson & Co.

Q

Yeah, good afternoon. I was hoping to get a little bit of clarity on how you see customers during times when business slows down a little bit. What is the normal course of action that comes to them trimming the number of concurrent projects they work on? How long does that take to impact you? And is that being completely offset by just the complexity of designs today?

Aart J. de Geus - Chairman & Co-Chief Executive Officer, Synopsys, Inc.

A

Okay. This is a multi-faceted question but generically speaking, in the semiconductor industry, the variability as a function of up-and-down revenue is highest for people that supply everything that has to do with volumes of equipment for example, and is actually lowest for people that have to deal with R&D because all the R&D plans are multi-year plans. And just because a year is particularly strong or weak doesn’t really change that all that much. I’m the first one to say rich customers are better than poor customers but nonetheless the fact remains that we are in a segment and Synopsys particularly has benefited from that of bringing stability in times of questions and the ability to really scale rapidly when things go well.

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Now, simultaneously, I think you asked also a question on the growth of complexity. And there, in many ways that the good old Moore’s Law more transistors, we sort of know how to do that and not that it ever gets easier, but it’s never gotten easier and we’ve always managed just fine. I think the interesting new problem set is at the intersection of semiconductors and systems specifically when you also connect it to software. And we are investing substantially in that. To be honest, I forget if I mentioned the automotive efforts, where we’re doing very well. And that’s a perfect example of people wanting to test the automotive software before the electronics are done. So, systemic complexity is as much of an opportunity for us as anything.

Thomas Robert Diffely - Analyst, D.A. Davidson & Co.

Q

Okay. So you don’t see kind of major material impact to R&D budgets when customers go through a tough period like we’re seeing right now in the semiconductor world?

Aart J. de Geus - Chairman & Co-Chief Executive Officer, Synopsys, Inc.

A

Well, everybody, when they go through a tough time, they do look at their budgets and they reorient towards what will have the most impact. But it’s actually fairly rare that people would cut R&D people. And so, it’s more that they reprioritize those things that have the biggest potential as a downturn fades away to come back up. The other maybe comment to make is that this is also a good time, where people re-look at the IP because a lot of companies do their own IP still and they discover that we can provide a large number of extremely sophisticated blocks and that accelerates their ability to go-to-market while not having to use their most valuable engineers on these difficult blocks. So, downturns actually have interesting enough opportunity for us because fundamentally we are a productivity-enabling company and that’s what they need.

Thomas Robert Diffely - Analyst, D.A. Davidson & Co.

Q

Okay, well, thanks a lot. That clearly helps.

Aart J. de Geus - Chairman & Co-Chief Executive Officer, Synopsys, Inc.

A

You’re welcome. Thank you, Tom.

Operator: Our next question comes from Mitch Steves with RBC. Please go ahead.

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Mitch Steves - Analyst, RBC Capital Markets LLC

Q

Hey, guys, thanks for taking my question. So, I got two, but the first one I’m going to start off it’s kind of the tougher one given the accounting changes. But when I look at the core EDA business, that’s actually down year-over-year for a couple of quarters now. Can you maybe help us, one, understand the accounting behind it? And then secondly, how we get comfortable around high single-digit growth considering it’s been down for a couple of quarters now?

Trac Pham - Chief Financial Officer, Synopsys, Inc.

A

Yeah. Let me start with – answer your question directly. The – when you look at the profile for EDA, what you’re seeing this year is just the variability in emulation hardware. Keep in mind that the hardware piece shows up in two places, emulation is in EDA and then HAPS, the FPGA prototyping should show up in the IP and systems integration. And so, you’re seeing variability in that number. If you were to adjust for the hardware piece that’s showing up in EDA and keep in mind that last year was a record year for emulation. You should see a very good mid to high single-digit growth in that area. And that’s very much in line with – the EDA software is growing in that range pretty much in line with what we previously communicated.

Mitch Steves - Analyst, RBC Capital Markets LLC

Q

Okay, perfect. And then the second one I had is just more of a technical one, so maybe this is more for Aart, but, out of Hot Chips, we came out with some other interesting design, including these large platters of 1.2 trillion transistors and they kind of made their own tools, or EDA tools. So, I guess, maybe you can comment on that if that’s a viable model in the future and then maybe how Synopsys would fit into potentially designing something like that in the future?

Aart J. de Geus - Chairman & Co-Chief Executive Officer, Synopsys, Inc.

A

Well, we happen to know them very well and so I’ll be careful what we comment. You may know that I think it’s already in the 1980s that there was sort of an effort to see could one make essentially chips that would cover a whole wafer and connect them creatively. And at that time, the yields were just too questionable to be able to do that effectively.

Depending on what node you pick now, the yield can be actually very, very good. And so, the fact that they’re attempting to put such an astronomical number of transistors on a wafer is, to say the least, one for the Guinness Books of Records. But it will be interesting to see how well this finds utilization by the

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customer. And I’ve not yet seen any of the results that you can get in terms of using this on AI, machine learning problems but that’s clearly what they’re going after. And generically speaking, I think there is no doubt whatsoever that in the next multiple decades, the hunger for more machine learning computation will be unstoppable. The challenge is going to be so how do you actually do it in practice, how do you do it at manageable levels of power, how do you connect all of those things and there is a plethora of efforts with different packaging forms and the whole wafer approach, I think, at least the pictures, I would say, were pretty cool, I must say that.

Mitch Steves - Analyst, RBC Capital Markets LLC

Q

Perfect. Thank you.

Operator: Our next question comes from Sterling Auty with JPMorgan. Please go ahead.

Sterling Auty - Analyst, JPMorgan Securities LLC

Q

Yeah, thanks. Hi, guys. I wonder if you could just go and give us a little bit more color on – you mentioned the strength in IP was from the timing of IP drawdown, any additional color as to the areas and if we should think that strength in drawdown will continue into the fourth quarter.

Aart J. de Geus - Chairman & Co-Chief Executive Officer, Synopsys, Inc.

A

Well, I think, in general, what we’ve seen now over multiple years is that the reason IP is growing is not only because reuse of IP is completely acceptable. So, there is no longer any sort of form of match has got to do my own IP. There is a – use your best people to solve problems that you can’t solve by acquisition as long as the price is right, of course. And so that has continued from two different dimensions, one is that many of these IP blocks themselves have grown in complexity dramatically and so the USB family that I mentioned went through different versions and the first ones looked pretty simple but the last ones are most definitely not simple.

And then on top of that, these different generations of computation in these blocks are implemented in the most advanced silicon technology. And so you get sort of a multiplicative effect of difficulty and this is precisely why I think this is a very strong business for Synopsys because we’ve gone through pretty much every challenge and difficulty in getting these things to work and far for me to say that it’s perfect but we have a trust relationship with the customer where at the end of the day we make things work and I think we are a great provider to continue to see that.

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Maybe one more comment. Large companies have used IP off and on and now are starting to grow their IP utilization. And actually it ties directly to the previous question of how can you increase productivity in market times that may be more challenging. But the other observation is that new startup companies, they never think twice about it, it’s immediately what I can put on the shopping list and now I have to do all the rest. And certainly all the AI startups fall in that category. So, I do think that we have a very good run path or a roadmap for this not that these IP blocks will ever be simple but I think the very fact that they’re complex is good for us.

Sterling Auty - Analyst, JPMorgan Securities LLC

Q

Sounds good. And one just follow-up, Trac, for you. Look at the build-up to cash flow in the quarter, it looks like deferred revenue was actually cash outflow for the second straight quarter. Anything that we should think about either in terms of timing or renewals or anything else that would have contributed to that?

Trac Pham - Chief Financial Officer, Synopsys, Inc.

A

No, I wouldn’t look at the deferred as an issue. When I look at the business for Q3 and the quality of our bookings run rate was up healthily. And we’re going to show this in out Q next week. When we reported the backlog was actually steady from quarter-to-quarter, so from that perspective, the business is growing very nicely.

Sterling Auty - Analyst, JPMorgan Securities LLC

Q

Okay. Thank you.

Operator: Our next question comes from Gary Mobley with Wells Fargo Securities. Please go ahead.

Gary Mobley - Analyst, Wells Fargo Securities LLC

Q

Hi, everyone. I want to start with a question about the repeatability of the IP strength. And you mentioned a large – largest order in the company’s history, I presume this was some sort of multi-tens of millions dollar platform license agreement with a key U.S. customer that you specifically cited, so I’m just curious if there’s going to be more of these types of license agreements. And related to the increase in IP revenue, specifically the mix was up rather substantially, in spite of that, you showed a sequential improvement in the operating margin for the Semiconductor & System Design business, so I’m wondering what was the catalyst there.

Aart J. de Geus - Chairman & Co-Chief Executive Officer, Synopsys, Inc.

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A

Well, in general, we do think that the IP business will continue to grow. You don’t get every day very, very large deals or transactions but, in general, yes, it is multi-year and it’s also broadening in terms of the offering that we’ll make available to customers. And think about it a little bit as they go to a restaurant and they sort of pick from the menu but it’s prepaid and that makes everything simpler over multiple years. Now having said that, the investments will continue quite heavily in this area because the evolution is so rapid and that also means that we have to be well aligned with the semiconductor foundries that provide the silicon technology, so that things are ready on time.

Now, I thought there was second half of the question, I forgot what it was, sorry.

Trac Pham - Chief Financial Officer, Synopsys, Inc.

A

Yeah. There was a question on margin.

Aart J. de Geus - Chairman & Co-Chief Executive Officer, Synopsys, Inc.

A

Oh, yeah, margin. You want to answer it? Yeah.

Trac Pham - Chief Financial Officer, Synopsys, Inc.

A

Let me address the margin piece. Overall, when you look at the margin profile for the business, we’ve been running pretty steadily at 25% for the year. And when you look at the midpoint for the year, we’re on track to hit that number for FY 2019. So, there is a pretty strong increase in margins from last year to this year. So, what you’re seeing is less of mix as opposed to a deliberate and concerted effort to increase the operations.

Gary Mobley - Analyst, Wells Fargo Securities LLC

Q

Okay. As a follow-up to the operating margin question, one thing that is glaring is no mention of the goal to achieve high 20% operating margin for fiscal year 2020, so I’m wondering if that was a conscious omission or are you guys still committed to that.

Trac Pham - Chief Financial Officer, Synopsys, Inc.

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A

Yeah, so when we last talked to investors in April, we talked about driving margins to the high-20s by FY 2021 and then 30% over the longer term. We remain committed to that. There is no mention specifically about FY 2020 because we will come back to you in December and give that more specific guidance but there is no change to our margin outlook.

Gary Mobley - Analyst, Wells Fargo Securities LLC

Q

Okay. Last question if I can, your cash flow from operations and maybe not so much the free cash flow this year but you’re definitely generating more cash flow than you’re buying back in stock, almost a glaring amount and so your debt will presumably be paid off in four or five months’ time and with maybe the slower pace of acquisitions, should we think about your capital allocation is increasingly being skewed to stock buyback?

Trac Pham - Chief Financial Officer, Synopsys, Inc.

A

I think we’ve done a pretty good job balancing the use of cash over the last few years between M&A, organic investments and buybacks. Our history is showing that we’re pretty diligent about returning a substantial amount of free cash flow via buybacks. We haven’t changed our approach to that. From quarter-to-quarter, it may vary depending on the situation but our overarching approach to capital allocation and capital returns remains the same.

Gary Mobley - Analyst, Wells Fargo Securities LLC

Q

Okay. And congrats on the results. Thanks, guys.

Aart J. de Geus - Chairman & Co-Chief Executive Officer, Synopsys, Inc.

A

Thank you.

Trac Pham - Chief Financial Officer, Synopsys, Inc.

A

Thank you.

Operator: Our next question comes from Jay Vleeschhouwer with Griffin Securities. Please go ahead.

Jay Vleeschhouwer - Analyst, Griffin Securities, Inc.

Q

Thank you, good evening. Trac, first for you, just to clarify the answer you gave to Sterling earlier, you were saying that your backlog as of the end of Q3 was again $4.3 billion?

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Trac Pham - Chief Financial Officer, Synopsys, Inc.

A

That’s correct.

Jay Vleeschhouwer - Analyst, Griffin Securities, Inc.

Q

Okay. Aart and Trac, you mentioned I believe that you’re anticipating that the hardware business for the year will match what you did in fiscal 2018, given the magnitude of the declines in hardware year-to-date for combined emulation and prototyping, would it be fair to say that you are in effect anticipating in fourth quarter a record for hardware revenues that will impact the substantially beyond the prior record setback in Q2 of fiscal 2018?

Trac Pham - Chief Financial Officer, Synopsys, Inc.

A

Actually Jay, that’s not the case. The hardware is actually a bit fairly steady throughout the year, the mix routine emulation and the FPGA prototyping is different than it was last year, but we’re not anticipating a steep ramp up in Q4.

Jay Vleeschhouwer - Analyst, Griffin Securities, Inc.

Q

Okay, okay. A related question though on hardware. One of the things we’ve observed for all of the Big 3s, you, Mentor and Cadence is a longevity of demand for aging systems, hardware versions that have been in market for some time, Cadence has seen this, Mentor has had some quite strong quarters over the last couple of years even though Veloce has been out – or the current version of Veloce has been out for some time. So, my question is what is it that induces customers to order or reorder somewhat older hardware technology and when you look at the possible refresh of your hardware, early today Xilinx announced a – their largest FPGA, which seems to be with the chip that you would want to incorporate in the next-generation chassis for both ZeBu and HAPS, but it’s not coming out till fall of next year.

So, assuming you want to incorporate that particular chip into our next generation of hardware, how do you sustain the demand for hardware over the next year or so?

Aart J. de Geus - Chairman & Co-Chief Executive Officer, Synopsys, Inc.

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A

Well, starting at the beginning of your question, one of the reasons at least for us, and I think we are a little different than our competitors because we are focusing really very hard at the intersection between hardware and software. We think that’s where the biggest opportunity space is, not that our machines cannot also be used for just the simulation and acceleration.

And so that space on its own in my opinion is going to continue to grow because more and more people want to run software on systems where the time to build the systems is long and the risks if they don’t take it out early is that they will miss windows on the markets. So, therefore, the software and the hardware have to be developed in parallel.

And so we support that I think extremely well and literally from day-to-day better. And again maybe the most visible simple example is automotive where putting a car together, it takes 5 to 7 years, and so if you start the software at the last hour, this thing will never go to market.

The second comment is now specifically on our technology. We are FPGA-based, and so we have the benefit of being able to move forward with the different generations of FPGAs. We have excellent relationships with people that provide those and so we are at any point in time well clued in as to what will matter and what will not. And our developments, they just continue.

Lastly, you said that old systems that can hang around for long time, yes, they do, and I think nothing wrong with that, it’s great return on investments for our customers. But I’d say that new systems are substantially faster and have more capacity and that is precisely what Synopsys has driven now for a number of years in unexpectedly successful ways.

Jay Vleeschhouwer - Analyst, Griffin Securities, Inc.

Q

Lastly, with respect to services. You may recall I think with one or two calls ago, we talked about the role of services particularly in the context of SIG and the introduction of Polaris. My question is can you comment on how your services engagement pipeline looks not only SIG but perhaps for IP as well, particularly given the magnitude of demand you’re seeing now for IP, how are you looking at your services engagement pipeline not only for that but again for SIG?

Aart J. de Geus - Chairman & Co-Chief Executive Officer, Synopsys, Inc.

A

Okay. Well, for SIG, there is no question in our mind that the acquisition of Cigital, but most importantly, the integration of Cigital with the product lines of Coverity and Black Duck and a few others have been absolutely essential because the SIG team is extremely capable of engaging with high level people and companies that’s looking at how do they start getting a handle on security as software is being developed. And that is precisely where we’re focusing. And so I think that integration has gone in many ways better than we would have hoped and is now in full utilization to continue to sell all the products.

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It’s interesting that you used the term services and IP and I think it’s probably right on. Because IP is something between products and services. A number of the IP cores get optimized for specific customers or specific technologies, and increasingly, we’re assembling subsystems under directive or together with the customer to drive their capabilities forward.

And so while we don’t really call out a particular service business, these multi-year IP transactions invariably have all kinds of development plans associated with them.

Jay Vleeschhouwer - Analyst, Griffin Securities, Inc.

Q

Thank you very much.

Aart J. de Geus - Chairman & Co-Chief Executive Officer, Synopsys, Inc.

A

You’re welcome, Jay.

Operator: Our next question is from John Pitzer with Credit Suisse. Please go ahead.

John W. Pitzer - Analyst, Credit Suisse Securities (USA) LLC

Q

Yeah, good afternoon guys. Thanks for letting me ask the question. Aart, I’m just kind of curious just given how critical your IP and products are to the semiconductor supply chain and just given how visible Huawei has become as to what could happen, what’s the risk that other Chinese chip makers are kind of buying ahead or accelerating their plans just out of fear, do you see any evidence of that? And if that were happening, what evidence would you see, and then I have a follow-up.

Aart J. de Geus - Chairman & Co-Chief Executive Officer, Synopsys, Inc.

A

Well, I think it’s a little hard to predict what’s going to happen in that situation and as we said earlier in the preamble, we’re sort of cautious to not make too many comments about China as a number of our customers really need certain degree of – yeah, let’s privacy on that situation. In general not just China, any place in the world we’ll be happy to sell things that people want for a longer duration. And as such most of the larger IP transactions are multi-years because delivery of these large blocks themselves take some time, and secondly, the integration of those blocks into very sophisticated chips need support. And so multi-year transactions are absolutely the norm.

John W. Pitzer - Analyst, Credit Suisse Securities (USA) LLC

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Q

And then, Aart, there was another conversation about sort of basal level of chips. I’m kind of curious when you think about the disaggregation of die that are going on with the chiplet strategy or some of the packaging technologies that we even talk this week about building stacks upon stacks on chips where you have both memory and logic. How does that benefit your business over time?

Aart J. de Geus - Chairman & Co-Chief Executive Officer, Synopsys, Inc.

A

We’re sort of in the category the more the merrier, right? Meaning that we are believers that the demand for electronic capabilities is unsatiable, but the technology limits are very real. And so while conceptually it sounds relatively straightforward, why don’t you just stack them up on top of each other like a high-rise. We often forget that there is a big difference between a memory and let’s say a processor because the memory is already a stacked device today, whereas the processor is also a massive heat source.

And so when you stack things and there’s also a lot of heat in it, certainly it becomes complicated. Now out of that, nonetheless, there are a lot of efforts to look at different forms of packaging and we’ve seen this before by the way. And we’ve seen that in the early 2000s when the word was hey, we’re never going to smaller transistors and then out of nowhere came 15 years of FinFet and then suddenly the interest for stacking was a little lessened, but I think it’s going to come back and we’re very involved in that. But it is truly a set of decision-making that has both technology and economic constraints. And I do have high hopes that because of the demand that will over time actually pay for some of these more expensive approaches. That’s why we’re all-in on this.

John W. Pitzer - Analyst, Credit Suisse Securities (USA) LLC

Q

And then my last question guys, just going to the Software Integrity business and the op margins, still a small part of the business but it’s still about a 200 plus basis point drag on overall op margins. That makes sense given that you guys are driving scale and revenue growth. But I’m kind of curious what’s the scale volume level on the Software Integrity business where you start to get some more op margin leverage and is the march to 30% sort of the overall company part of that or is that [ph] separate (46:38)?

Trac Pham - Chief Financial Officer, Synopsys, Inc.

A

John, the way I think about it is that over the next couple of years as we drive margins to the high-25% by FY 2021 I would expect that Software Integrity would be approaching closer to the corporate average. That structurally, there is nothing in that business that would prevent it from reaching that kind of margins with scale. But the key for us as we evaluate that business, it’s still a very nascent opportunity, dynamic opportunity with a lot of competitive environment. So we want to make sure that we’re making the right trade-offs between growth and profitability.

John W. Pitzer - Analyst, Credit Suisse Securities (USA) LLC

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Q

Perfect. Thanks guys.

Aart J. de Geus - Chairman & Co-Chief Executive Officer, Synopsys, Inc.

A

You’re welcome.

Operator: Our next question is from Gal Munda with Berenberg. Please go ahead.

Joshua Tilton - Analyst, Berenberg Capital Markets LLC

Q

Hi, guys. This is Joshua Tilton on for Gal. Thanks for taking my questions.

Aart J. de Geus - Chairman & Co-Chief Executive Officer, Synopsys, Inc.

A

You’re welcome.

Joshua Tilton - Analyst, Berenberg Capital Markets LLC

Q

Just a follow-up on digital, you mentioned competitive displacements. Is Fusion the key driver of that and then are you starting to see signs of Fusion Tech maybe making customers sticker due to its forward and backward-looking capabilities?

Aart J. de Geus - Chairman & Co-Chief Executive Officer, Synopsys, Inc.

A

Well, I’m using Fusion as the best example because it’s the most powerful conjunction of multiple technologies working extremely well together. Synthesis creates the structure of a circuit, [ph] place and how it (48:03) determines the actual location of everything. And those are the fundamental problems. But there are more technologies in that and surrounded by it. And so, for example, you also want to optimize for timing for the lower power maybe for some degree of yields and so on.

And so you can already see from that discussion that you have multiple forces interacting. And I think the strength of the approach that we have taken is that we have created an environment that allows us to bring all of these forces to bear at the same time and what is exciting is that we are now winning hard benchmarks on the basis of putting this to use. What is also exciting is that I think it still has a long way to go in terms of further advances, but our customers or pretty pragmatic. They work very hard to optimize circuits even little bit and so if you can get truly better results and you can get it much sooner, they will move pretty quickly.

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Joshua Tilton - Analyst, Berenberg Capital Markets LLC

Q

Thank you. That was helpful, and then just a follow-up real quick on China. Is it a fair assumption that the 60-40 split between semis and systems companies hold in that region as well? It just seems like a lot of the focus is on Huawei and we don’t hear much about BABA, Baidu and Tencent chip initiatives.

Aart J. de Geus - Chairman & Co-Chief Executive Officer, Synopsys, Inc.

A

The split of 60-40, it’s nothing new. We have had that in the late 90s and it’s all the question of what do you call a systems company and what do you call a semi company. Typically semi is when you stop at the chip, you finish the chip and then you sell it to somebody else. A system company tends to move from there and add to the chip the software, the package whatever all other electromechanical things. And now – so a phone company, a mobile phone provider would be system company.

And so it’s sort of a continuum between those, and what is interesting from our perspective is that while many years ago, we’d clearly cited in a very chip centric fashion, the importance of software was recognized by Synopsys already about 10 years ago. And we started at that time to invest in the verification and prototyping to verify things together, but we by the way, also about 5.5 years ago invested in software because we realized that software could become the killer in terms of getting to market with something that actually works.

Trac Pham - Chief Financial Officer, Synopsys, Inc.

A

Hi, John. This is Trac again. I just wanted to clarify my remarks earlier. I may have left you with the impression that Software Integrity was going to hit the corporate average by FY 2021. It certainly will progress to that, but not necessarily be at the same corporate average in the high 20s.

Operator: And our last question comes from Jason Celino with KeyBanc. Please go ahead.

Jason Celino - Analyst, KeyBanc Capital Markets, Inc.

Q

Hey, guys. Thanks for fitting me in. One question around your QTronic acquisition, I just want to clarify that that’s not in guidance and can you maybe provide some color on how that fits in with the rest of your portfolio, and then I have one follow-up.

Aart J. de Geus - Chairman & Co-Chief Executive Officer, Synopsys, Inc.

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A

Sure. Yeah that’s an acquisition that’s not closed yet and therefore, we would not put it in guidance but it’s also not material in terms of size. But it is an exciting acquisition because it fits right into the center of that picture that I just painted of automotive companies looking at the software and the hardware simultaneously. And this company in particular has a very good technology and experts in looking at how you test situations like that for the aficionados in the room is called software in the loop, but that’s probably going too deep on this topic.

Jason Celino - Analyst, KeyBanc Capital Markets, Inc.

Q

And I mean can you, how many employees would that be adding?

Aart J. de Geus - Chairman & Co-Chief Executive Officer, Synopsys, Inc.

A

About 60 or so.

Jason Celino - Analyst, KeyBanc Capital Markets, Inc.

Q

Okay, great. And one quick follow-up for Trac. The SIG margins were 10.5%, up 40 basis points quarter-over-quarter which is pretty good. But from a seasonality perspective, is there anything about Q4 from an investment or spend perspective that would be different than any of the previous quarters that we’ve seen?

Trac Pham - Chief Financial Officer, Synopsys, Inc.

A

No, I don’t see seasonality affecting that number at all. I think while we’ve reached critical mass, with that business being about 10% of overall revenues, is still fairly small. So from quarter-to-quarter, depending on the profile and revenues or expenses you’re going to see that bounce around. But the good news is that over the course of multiple years, it’s heading in the right direction.

Jason Celino - Analyst, KeyBanc Capital Markets, Inc.

Q

Great, thanks. That’s all from me.

Trac Pham - Chief Financial Officer, Synopsys, Inc.

A

You’re welcome.

Aart J. de Geus - Chairman & Co-Chief Executive Officer, Synopsys, Inc.

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Okay, I guess that brings us to the end of this earnings release. Thank you so much for spending time with us. Hopefully, you took away that we sense a quite good degree of momentum and push forward and that notwithstanding some of the turbulences around us, Synopsys is actually doing both very well and I think very stable in this context. So, thank you for your support and questions.

Operator: And ladies and gentlemen, that does conclude our conference for today. Thank you for your participation and you may now disconnect.

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